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                                                                    EXHIBIT 10.1

                                AMENDMENT NO. 1
                                    TO THE
                   RESTATED AND AMENDED EMPLOYMENT AGREEMENT
                                    BETWEEN
                             HARRY M. CORNELL, JR.
                                      AND
                         LEGGETT & PLATT, INCORPORATED


     This Amendment No. 1 to the Restated Agreement is made as of January 1, 1999 by Leggett & Platt, Incorporated (the "Company") and Harry M. Cornell, Jr. (the "Executive").

                                   RECITALS
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     The Company and the Executive entered into a Restated and Amended
Employment Agreement as of August 14, 1996 (collectively, the "Employment Agreement"). The Company and the Executive now desire to amend the Employment Agreement as set out below.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, for good and valuable consideration, the Company and the Executive agree as follows:

     1. Section 1 (Employment) of the Employment Agreement, first paragraph, is hereby amended to read in its entirety as follows:

          1. Employment
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             The Company hereby reaffirms its employment of the Executive as its
             Chairman of the Board and Chief Executive Officer, and the Executive hereby confirms his employment in that capacity.
             Beginning on May 13, 1999, the Executive shall no longer be the Chief Executive Officer of the Company, but shall remain as Chairman of the Board (if so elected by the Board), Chairman of the Executive Committee (if so elected by the Board) and an employee of the Company.

     2. Section 2.1 (Term) of the Employment Agreement is hereby amended to read in its entirety as follows:

          2. Term
             ----
             The term of this Restated Agreement commenced on May 9, 1979 and shall end on May 10, 2000, unless terminated earlier in accordance with
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             the provisions of this Restated Agreement. Upon mutual agreement between the Executive and the Company, the term of this Restated Agreement may be extended for an additional one-year period.

     3. Section 3 (Duties and Authority) of the Employment Agreement is hereby amended to add a new paragraph at the end of such Section that reads as follows:

          Notwithstanding the foregoing, beginning on May 13, 1999, (i) the Executive shall no longer be required to devote his full business time to the affairs of the Company nor shall he be prohibited from devoting substantial time to personal business interests, (ii) the Executive shall no longer serve as the Chief Executive Officer of the Company, and (iii) the discretion and control exercised by the Board after such date shall be such as is exercised by a board of directors over a chairman of the board.

     4. Section 4.1 (Base Salary) of the Employment Agreement is hereby amended to add a new paragraph to the end of such Section that reads as follows:

          Notwithstanding the foregoing, beginning May 13, 1999, the Executive shall be paid salary at an annual rate of $600,000 and the provisions of paragraph 1 of this Section 4.1 shall no longer be applicable after such date.

     5. Section 4.2 (Annual Cash Bonus) of the Employment Agreement is hereby amended to add a new paragraph to the end of such Section that reads as follows:

          Beginning on May 13, 1999, the Executive shall no longer be entitled to earn an incentive cash bonus. However, he shall be entitled to a prorated incentive bonus for 1999 payable in February 2000 based on such May 13, 1999 date (i.e. 132 days out of a 365-day year). In addition, Executive shall be entitled to a guaranteed bonus at an annual rate of $400,000 beginning on May 13, 1999 (which shall be paid in equal bi-weekly installments).

     6. Section 4.3 (Vacations; Other Benefits) of the Employment Agreement, paragraph 3, is hereby amended by deleting the phrase "or Chief Executive Officer of the Company."

     7. Section 8 (Executive's Option to Terminate Agreement) of the Employment Agreement, paragraph (a), is hereby amended by deleting the phrase "or Chief Executive Officer of the Company."

     8. Section 9 (Consulting Agreement) of the Employment Agreement, paragraph (c), is hereby amended to read in its entirety as follows:
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          (c)  In consideration for the consulting services to be rendered by the Executive, the Company shall pay the Executive during the first and second years of consultation an amount equal to 100% and 75%, respectively, of the total compensation ("Total Compensation") accrued by the Company for services rendered by the Executive during 1998. Total Compensation shall be computed in the manner described in Section 6.3.

     9. Section 9 (Consulting Agreement) of the Employment Agreement is hereby amended to add a new paragraph to the end of such Section that reads as follows:

          The Executive shall be entitled to defer receipt of future consulting payments. The deferral election may be made under the Company's Deferred Compensation Program, or, if the Executive is not then eligible to participate in the Deferred Compensation Program, such other program with substantially the same economic benefits as are available under the Deferred Compensation Program.

IN WITNESS WHEREOF, the Company and the Executive have signed this Amendment No. 1 as of the date first above written.

Executive                      Leggett & Platt, Incorporated

/s/ HARRY M. CORNELL, JR.      By:  /s/ ERNEST C. JETT
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Harry M. Cornell, Jr.
                               Name:  Ernest C. Jett
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                               Title: Vice President
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